As filed with the Securities and Exchange Commission on October 6, 2011

Registration No. 333-169514

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1 to

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ANHEUSER-BUSCH INBEV SA/NV

(Exact Name of Registrant as Specified in Its Charter)

Not Applicable

(Translation of registrant’s name into English)

Belgium	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Brouwerijplein 1,

3000 Leuven, Belgium

Telephone: (32) 16 27 61 11

(Address and Telephone Number of Registrant’s Principal Executive Offices)

John Blood

Anheuser-Busch InBev Services, LLC

250 Park Avenue

New York, New York 10177

Telephone: (212) 573-4366

(Name, Address and Telephone Number of Agent for Service)

(FOR CO-REGISTRANTS, PLEASE SEE “TABLE OF CO-REGISTRANTS” ON THE FOLLOWING PAGE)

Copies to:

George H. White

Sullivan & Cromwell LLP

1 New Fetter Lane

London EC4A 1AN, United Kingdom

Tel. No: 011-44-20-7959-8900

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum aggregate offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Guaranteed Debt Securities	(1)	(1)	(1)	(1)
Guarantees of Debt Securities	(2)	(2)	(2)	(2)

(1)

An indeterminate aggregate initial offering price or number of securities of each identified class is being registered as may from time to time be issued at indeterminate prices. In accordance with Rules 456(b) and 457(r) under the Securities Act, the Registrant is deferring payment of the entire registration fee.

(2)	Pursuant to Rule 457(n), no separate fee for the Guarantees as defined below is payable.

TABLE OF CO-REGISTRANTS

Exact Name as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Number	I.R.S. Employer Identification Number	Address, Including Zip Code and Telephone Number, Including Area Code, of Principal Executive Offices
Anheuser-Busch InBev Worldwide Inc.*	Delaware, United States	2082	43-1162835	One Busch Place, St. Louis, Missouri 63118, U.S.A. Tel: +1 (314) 577-2000

Cobrew NV/SA	Belgium	2082	N/A	Brouwerijplein 1, 3000 Leuven, Belgium Tel: +32 16 27 61 11

BrandBrew S.A.	Luxembourg	2082	N/A	5, rue Gabriel Lippmann L-5365 Munsbach, Luxembourg Tel: +352 26 15 96

Anheuser-Busch Companies, LLC	Delaware, United States	2082	43-1162835	One Busch Place, St. Louis, Missouri 63118, U.S.A. Tel: +1 (314) 577-2000

*	Anheuser-Busch InBev Worldwide Inc. is the issuer of the debt securities offered hereby. The other listed registrants are guarantors of the debt securities.

EXPLANATORY NOTE

This Amendment No. 1 to the Registration Statement on Form F-3 (File No. 333-169514) of Anheuser-Busch InBev SA/NV is being filed solely to reflect the change of name and business form of Anheuser-Busch Companies, Inc., a Delaware corporation and a co-registrant under the Registration Statement, to Anheuser-Busch Companies, LLC, a Delaware limited liability company, by way of conversion (the “Conversion”) pursuant to Section 266 of the Delaware General Corporation Law and Section 18-214 of the Delaware Limited Liability Company Act. The Conversion became effective at 3:00 p.m. (Eastern time) on October 1, 2011 (the “Effective Time”).

Anheuser-Busch InBev Worldwide Inc., Anheuser-Busch InBev SA/NV, Anheuser-Busch Companies, LLC, Brandbrew SA, Cobrew NV/SA and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), have entered into a supplemental indenture to the Indenture, dated as of October 16, 2009 (as supplemented, the “Indenture”), among Anheuser-Busch InBev Worldwide Inc., Anheuser-Busch InBev SA/NV, the Subsidiary Guarantors party thereto from time to time and the Trustee for the purpose of clarifying that, from and after the Effective Time, Anheuser-Busch Companies, Inc.’s obligations under its guarantee of securities outstanding under the Indenture remain obligations of Anheuser-Busch Companies, LLC by operation of law.

Accordingly, a prospectus supplement dated October 6, 2011 is being filed simultaneously herewith pursuant to Rule 424(b) under the Securities Act supplementing the prospectus contained in Part I of the Registration Statement as follows:

All references to “Anheuser-Busch Companies, Inc.” in the prospectus shall be deemed to refer to “Anheuser-Busch Companies, LLC,” except that the following references shall not be so modified:

•	The reference to “Anheuser-Busch Companies, Inc. Historical Financial Information” under the heading “Incorporation of Certain Documents by Reference” in such prospectus;

•	The two references to “Anheuser-Busch Companies, Inc.” audited financial statements under the heading “Experts” in such prospectus; and

•	Any reference to “Anheuser-Busch Companies, Inc.” in a document incorporated by reference in such prospectus at or prior to the Effective Time.

Copies of the supplemental indenture and the related officer’s certificate are filed as Exhibits 4.2 and 4.3, respectively, to this Amendment No. 1 to the Registration Statement. In addition, opinions as to validity of the securities registered on this Registration Statement and as to certain tax matters are filed herewith as Exhibits 5.1, 5.2, 5.3, 5.4, 8.1 and 8.2.

i

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8.	Indemnification of Directors and Officers

Group Coverage and Policy

As the parent company of the AB InBev Group, Anheuser-Busch InBev SA/NV has undertaken to indemnify its directors, officers and employees against any and all expenses (including, without limitation, attorney’s fees and any expenses of establishing a right to indemnification by Anheuser-Busch InBev SA/NV), judgments, fines, penalties, settlements and other amounts actually and reasonably incurred by any such director, officer and employee in connection with the defence or settlement of any proceeding brought (i) by a third party or (ii) by Anheuser-Busch InBev SA/NV or by shareholders or other third parties in the right of Anheuser-Busch InBev SA/NV. Such indemnification applies if, with respect to the acts or omissions of such director, officer and employee, he acted in good faith and in a manner he reasonably believed to be in the best interests of Anheuser-Busch InBev SA/NV and, in the case of a criminal action or proceeding, he had no reason to believe that his conduct was unlawful. For these purposes, “proceeding” refers to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative to which a director, officer or employee is a party or is threatened to be made a party by reason of the fact that he or she was a director or an agent of Anheuser-Busch InBev SA/NV or of one of its subsidiaries or by reason of anything done or not done by him in such capacity.

No determination in any proceeding by judgment, order, settlement or conviction or otherwise shall, of itself, create a presumption that such director, officer or employee did not act in good faith and in a manner which he reasonably believed to be in the best interests of Anheuser-Busch InBev SA/NV and, with respect to any criminal action or proceeding, he had reasonable cause to believe that his or her conduct was unlawful.

In addition, we have a liability insurance policy that covers all past, present and future directors and officers of Anheuser-Busch InBev SA/BV and its subsidiaries, which are those entities in which it holds more than 50% of the voting rights, or of which it can individually, or under a shareholders’ agreement, appoint the board of directors. The insurance covers any damages such directors or officers are legally obliged to pay as a result of any claim against them. A “claim” for these purposes includes all requests against the directors and officers, including (i) a civil proceeding; (ii) a criminal proceeding; (iii) a formal administrative or regulatory proceeding; and (iv) a written request by a third party.

Anheuser-Busch InBev Worldwide Inc.

Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may, in its certificate of incorporation, eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability: (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the DGCL (pertaining to certain prohibited acts including unlawful payment of dividends or unlawful purchase or redemption of the corporation’s capital stock); or (iv) for any transaction from which the director derived an improper personal benefit.

Section 145 of the DGCL provides, in relevant part, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. Eligibility for indemnification in relation to an action or suit by or in the right of the corporation may be further subject to the adjudication of the Delaware Court of Chancery or the court in which such action or suit was brought. The determination regarding whether the indemnitee has met the applicable standard of conduct generally must be made by a majority of disinterested directors (or a committee thereof) or the stockholders, although indemnification is mandatory where the indemnitee is successful on the merits or otherwise in defense of the action. A corporation may advance the expenses incurred by an officer or director in defending against any action, suit or proceeding upon receipt of an undertaking by or on behalf such person to repay such expenses if it is ultimately determined that such person is not entitled to indemnification. The statute also provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise.

Section 145(g) of the DGCL authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as such at any other enterprise against any liability asserted against and incurred by such person in such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person under the DGCL.

The Delaware General Corporation Law permits the indemnification by a Delaware corporation of its directors, officers, employees and other agents against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than derivative actions which are by or in the right of the corporation) if they acted in good faith in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard of care is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) incurred in connection with defense or settlement of such an action and requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation.

Anheuser-Busch InBev Worldwide Inc.’s Certificate of Incorporation provides that each person who was or is made a party to, or is involved in, any action, suit or proceeding by reason of the fact that he or she is or was a director or officer of Anheuser-Busch InBev Worldwide Inc. (or was serving at the request of Anheuser-Busch InBev Worldwide Inc. as a director, officer, employee or agent for another entity) while serving in such capacity will be indemnified and held harmless by Anheuser-Busch InBev Worldwide Inc. to the full extent authorized or permitted by Delaware law. The Certificate of Incorporation also provides that Anheuser-Busch InBev Worldwide Inc. may purchase and maintain insurance and may also create a trust fund, grant a security interest and/or use other means (including establishing letters of credit, surety bonds and other similar arrangements), and may enter into contracts providing for indemnification, to ensure full payment of indemnifiable amounts.

Anheuser-Busch Companies, LLC

Section 18-108 of the Delaware Limited Liability Company Act provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

Anheuser-Busch Companies, LLC’s Operating Agreement provides that the company shall indemnify each person or entity who was or is a party defendant, in a pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the company) by reason of the fact that he is or was a member of the company; a member of the board of managers of the company (or a member of the board of directors of Anheuser-Busch Companies, Inc.); an officer, employee or agent of the company (or of Anheuser-Busch Companies, Inc.); or is or was serving at the request of the company (or of Anheuser-Busch Companies, Inc.), for instant expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding to the fullest extent allowed by all applicable law. In addition, no member of the board of managers or officer of the company (or of Anheuser-Busch Companies, Inc.) shall be liable to the company or its member for any act or omission of the board of managers or such officer, the effect of which may cause or result in loss or damage to the company or its member, if done or omitted in good faith to promote the best interests of the company (or of Anheuser-Busch Companies, Inc.).

Belgian Registrants

Anheuser-Busch InBev SA/NV and Cobrew NV/SA are incorporated under the laws of Belgium. Under Belgian law, the directors of a company may be liable for damages to the company in case of improper performance of their duties. The directors of Anheuser-Busch InBev SA/NV and Cobrew NV/SA may be liable to us and to third parties for infringement of our articles of association or Belgian company law. Under certain circumstances, directors may be criminally liable.

Luxembourg Registrant

BrandBrew S.A is incorporated as a société anonyme under the laws of Luxembourg. Directors of a Luxembourg société anonyme may be held personally liable as directors for their acts in such capacity in the following circumstances: they can be held individually liable to the company, but not to third parties, for mismanagement; they can be held jointly and severally liable to the company and third parties for losses suffered resulting from a breach of the provisions of the law of 10 August 1915 on commercial companies, as amended, or of the articles of association of the company (unless they did not participate in the breach and brought the facts to the knowledge of the shareholders immediately upon becoming aware of such facts); and they can be held liable, to any other person, for tort as to damages only which are distinct from a damage that would be suffered by the company.

A Luxembourg company may be held liable for criminal offenses where a criminal action has been committed in the name and for the benefit of such company, by one of its legal or de facto representatives. As Luxembourg provisions do not exclude accumulation of liabilities, such representatives may also have their criminal liability withheld.

Luxembourg law does not contain provisions regarding the indemnification of directors and officers.

According to Luxembourg employment law, an employer may, under certain circumstances, be required to indemnify an employee against losses and expenses incurred by him in the execution of his duties under an employment agreement, unless the losses and expenses arise from the employee’s gross negligence or willful misconduct.

The articles of incorporation of BrandBrew S.A. contain the following indemnification provision (which, from a Luxembourg point of view, only applies for civil liability—as opposed to criminal liability) for directors and officers of these companies (the following is an unofficial translation):

“The Company shall indemnify any director or officer and their heirs, executors and administrators against expenses reasonably incurred by him in connection with any action, suit or proceeding to which he may be made a party by reason of him being or having been director or officer of the Company, or, at the request of the Company, any other company of which the Company is a shareholder or creditor and by which he is not entitled to be indemnified, except in relation to matters as to which he shall be finally adjudged in such action, suit or proceeding to be liable for gross negligence or misconduct. In the event of a settlement, indemnification shall be provided only in connection with such matters covered by the settlement as to which the Company is advised by its legal counsel that the person to be indemnified is not guilty of gross negligence or misconduct. The foregoing right of indemnification shall not exclude other rights to which the persons to be indemnified pursuant to the Articles of Incorporation may be entitled.”

Item 9.	Exhibits

Number		Description

1.1	—	Form of Underwriting Agreement for debt securities.*

4.1	—	Form of Indenture among Anheuser-Busch InBev Worldwide Inc., Anheuser-Busch InBev SA/NV, the Subsidiary Guarantors party thereto and The Bank of New York Mellon Trust Company, N.A. (incorporated by reference to Exhibit 4.1 to Form F-4 filed by Anheuser-Busch InBev SA/NV on 3 December 2009).

We will, upon request of the Securities and Exchange Commission, furnish copies of trust deeds and instruments relating to our other long-term debt instruments.

4.2	—	Twenty-Fourth Supplemental Indenture among Anheuser-Busch InBev Worldwide Inc., Anheuser-Busch InBev SA/NV, Anheuser-Busch Companies, LLC, Brandbrew SA, Cobrew NV/SA and The Bank of New York Mellon Trust Company, N.A., as trustee.

4.3	—	Officer’s Certificate in respect of Exhibit 4.2 above.

5.1	—	Opinion of Sullivan & Cromwell LLP, New York, New York, United States of America.

5.2	—	Opinion of Linklaters LLP, Brussels, Belgium, with respect to Anheuser-Busch InBev SA/NV.

5.3	—	Opinion of Linklaters LLP, Brussels, Belgium, with respect to Cobrew NV/SA.

5.4	—	Opinion of Linklaters LLP, Luxembourg, Luxembourg.

8.1	—	Opinion of Sullivan & Cromwell LLP, U.S. counsel for the Registrant, as to certain matters of U.S. taxation.

8.2	—	Opinion of Linklaters LLP, Luxembourg counsel to the Registrant, as to certain matters of Luxembourg taxation (included in Exhibit 5.3 above).

12.1	—	Calculation of Ratio of Earnings to Fixed Charges (incorporated by reference to Exhibit 7.1 to Form 20-F filed by Anheuser-Busch InBev SA/NV on April 13, 2011).

23.1	—	Consent of PricewaterhouseCoopers—Bedrijfsrevisoren BCVBA (incorporated by reference to Exhibit 15.1 to Form 20-F filed by Anheuser-Busch InBev SA/NV on April 13, 2011).

23.2	—	Consent of KPMG—Bedrijfsrevisoren / Réviseurs d’Entreprises (incorporated by reference to Exhibit 15.2 to Form 20-F filed by Anheuser-Busch InBev SA/NV on April 13, 2011).

23.3	—	Consent of PricewaterhouseCoopers LLP (incorporated by reference to Exhibit 15.3 to Form 20-F filed by Anheuser-Busch InBev SA/NV on April 13, 2011).

23.4	—	Consent of Sullivan & Cromwell LLP (included in Exhibit 5.1 above).

23.5	—	Consent of Sullivan & Cromwell LLP (included in Exhibit 8.1 above).

23.6	—	Consent of Linklaters LLP, Brussels, Belgium (included in Exhibit 5.2 above).

23.7	—	Consent of Linklaters LLP, Brussels, Belgium (included in Exhibit 5.3 above).

23.8	—	Consent of Linklaters LLP, Luxembourg, Luxembourg (included in Exhibit 5.4 above).

24.1	—	Powers of Attorney of certain Directors and Officers of Anheuser-Busch InBev Worldwide Inc.*

Number		Description
24.2	—	Powers of Attorney of certain Directors and Officers of Anheuser-Busch InBev SA/NV.*

24.3	—	Powers of Attorney of certain Directors and Officers of BrandBrew S.A.

24.4	—	Powers of Attorney of certain Directors and Officers of Cobrew NV/SA.*

24.5	—	Powers of Attorney of certain Directors and Officers of Anheuser-Busch Companies, LLC.

24.6	—	Powers of Attorney of Joao Guerra, Principal Financial Officer of Anheuser-Busch InBev Worldwide Inc. and Anheuser-Busch Companies, LLC.

24.7	—	Powers of Attorney of Authorized Representative in the U.S.*

25.1	—	Statement of Eligibility of Trustee on Form T-1 with respect to Exhibit 4.1 above.*

*	Previously filed.

Item 10.	Undertakings

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering.

Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(7) That, for purposes of determining any liability under the Securities Act, each filing of Anheuser-Busch InBev SA/NV’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8) To file an application for the purpose of determining the eligibility of the trustee to act under sub-section (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant, Anheuser-Busch InBev SA/NV, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Amendment No. 1 to Form F-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in Leuven, Belgium on 6 October 2011.

ANHEUSER-BUSCH INBEV SA/NV

By:	/S/ BENOIT LOORE
	Name:	Benoit Loore
	Title:	Vice President, Legal Corporate and Compliance— Anheuser-Busch InBev SA/NV

By:	/S/ LIESBETH HELLEMANS
	Name:	Liesbeth Hellemans
	Title:	Senior Legal Counsel, Corporate Finance and Governance— Anheuser-Busch InBev SA/NV

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Form F-3 has been signed below by the following persons in the capacities indicated, on 6 October 2011.

Signature	Title

* Carlos Brito	Chief Executive Officer (principal executive officer)

* Felipe Dutra	Chief Financial Officer (principal financial officer and principal accounting officer)

Olivier Goudet	Member of the Board of Directors

* Stéfan Descheemaeker	Member of the Board of Directors

* Peter Harf	Member of the Board of Directors

* Marcel Hermann Telles	Member of the Board of Directors

* Jorge Paulo Lemann	Member of the Board of Directors

Paul Cornet de Ways Ruart	Member of the Board of Directors

* Grégoire de Spoelberch	Member of the Board of Directors

Signature	Title

* Kees J. Storm	Member of the Board of Directors

* Roberto Moses Thompson Motta	Member of the Board of Directors

* Alexandre Van Damme	Member of the Board of Directors

* Carlos Alberto da Veiga Sicupira	Member of the Board of Directors

* Mark Winkelman	Member of the Board of Directors

*By:	/S/ BENOIT LOORE
	Name:	Benoit Loore
	Title:	Attorney-in-Fact

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the Authorized Representative has duly caused this Amendment No. 1 to Form F-3 to be signed on its behalf by the undersigned, solely in his capacity as the duly authorized representative of Anheuser-Busch InBev SA/NV, in Leuven, Belgium, on 6 October 2011.

ANHEUSER-BUSCH INBEV SA/NV (Authorized Representative)

	By:	*
		Name:	John Blood
		Title:	Vice-President, Legal Anheuser-Busch InBev SA/NV

*	By:	/S/ BENOIT LOORE
Benoit Loore Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant, Anheuser-Busch InBev Worldwide Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Amendment No. 1 to Form F-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in Leuven, Belgium on 6 October 2011.

ANHEUSER-BUSCH INBEV WORLDWIDE INC.

By:	/S/ BENOIT LOORE
	Name:	Benoit Loore
	Title:	Vice-President, Legal Corporate and Compliance Anheuser-Busch InBev SA/NV

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Form F-3 has been signed by the following persons in the capacities indicated on 6 October 2011.

Signature	Title(s)

* David A. Peacock	President and Chief Executive Officer (principal executive officer) and Chairman of the Board of Directors

* Joao Guerra	Vice-President, Finance (principal financial officer)

* Larry D. Baumann	Vice-President, Controller (principal accounting officer)

* Luiz F. Edmond	Member of the Board of Directors

* Gary L. Rutledge	Member of the Board of Directors

*By:	/S/ BENOIT LOORE
Benoit Loore Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant, Cobrew NV/SA, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Amendment No. 1 to Form F-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in Leuven, Belgium on 6 October 2011.

COBREW NV/SA

By:	/S/ BENOIT LOORE
	Name:	Benoit Loore
	Title:	Vice-President, Legal Corporate and Compliance Anheuser-Busch InBev SA/NV

By:	/S/ LIESBETH HELLEMANS
	Name:	Liesbeth Hellemans
	Title:	Senior Legal Counsel, Corporate Finance and Governance Anheuser-Busch InBev SA/NV

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Form F-3 has been signed by the following persons in the capacities indicated on 6 October 2011.

Signature	Title(s)

* Gert Boulangé	Member of the Board of Directors

* Ann Randon	Member of the Board of Directors

* Jo Van Biesbroeck	Member of the Board of Directors

* Jean-Louis Van de Perre	Member of the Board of Directors

*By:	/S/ BENOIT LOORE
Benoit Loore Attorney-in-Fact

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the Authorized Representative has duly caused this Amendment No. 1 to Form F-3 to be signed on its behalf by the undersigned, solely in his capacity as the duly authorized representative of Cobrew SA/NV, in Leuven, Belgium, on 6 October 2011.

COBREW NV/SA (Authorized Representative)

By:	*
	Name:	John Blood
	Title:	Vice-President, Legal Anheuser-Busch InBev SA/NV

*By:	/S/ BENOIT LOORE
Benoit Loore Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant, Brandbrew S.A., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Amendment No. 1 to Form F-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in Leuven, Belgium on 6 October 2011.

BRANDBREW S.A.

By:	/S/ BENOIT LOORE
	Name:	Benoit Loore
	Title:	Vice-President, Legal Corporate and Compliance Anheuser-Busch InBev SA/NV

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Form F-3 has been signed by the following persons in the capacities indicated on 6 October 2011.

Signature	Title(s)

* Gert Magis	Member of the Board of Directors

* Jean-Louis Van de Perre	Member of the Board of Directors

Petr Precechtel	Member of the Board of Directors

* Pascal Peigneux	Member of the Board of Directors

* Erik Van den Enden	Member of the Board of Directors

*By:	/S/ BENOIT LOORE
Benoit Loore Attorney-in-Fact

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the Authorized Representative has duly caused this Amendment No. 1 to Form F-3 to be signed on its behalf by the undersigned, solely in his capacity as the duly authorized representative of Brandbrew S.A., in Leuven, Belgium, on 6 October 2011.

BRANDBREW S.A. (Authorized Representative)

By:	*
	Name:	John Blood
	Title:	Vice-President, Legal Anheuser-Busch InBev SA/NV

*By:	/S/ BENOIT LOORE
Benoit Loore Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant, Anheuser-Busch Companies, LLC, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Amendment No. 1 to Form F-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in Leuven, Belgium on 6 October 2011.

ANHEUSER-BUSCH COMPANIES, LLC

By:	/S/ BENOIT LOORE
	Name:	Benoit Loore
	Title:	Vice-President, Legal Corporate and Compliance Anheuser-Busch InBev SA/NV

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Form F-3 has been signed by the following persons in the capacities indicated on 6 October 2011.

Signature	Title(s)

* David A Peacock	President, Chief Executive Officer (principal executive officer) and Chairman of the Board of Managers

* Joao Guerra	Vice-President, Finance (principal financial officer)

* Larry D. Baumann	Vice-President, Controller (principal accounting officer)

* Luiz F. Edmond	Member of the Board of Managers

* Gary L. Rutledge	Member of the Board of Managers

*By:	/S/ BENOIT LOORE
Benoit Loore Attorney-in-Fact

INDEX TO EXHIBITS

Number		Description

1.1	—	Form of Underwriting Agreement for debt securities.*

4.1	—	Form of Indenture among Anheuser-Busch InBev Worldwide Inc., Anheuser-Busch InBev SA/NV, the Subsidiary Guarantors party thereto and The Bank of New York Mellon Trust Company, N.A. (incorporated by reference to Exhibit 4.1 to Form F-4 filed by Anheuser-Busch InBev SA/NV on 3 December 2009).

We will, upon request of the Securities and Exchange Commission, furnish copies of trust deeds and instruments relating to our other long-term debt instruments.

4.2	—	Twenty-Fourth Supplemental Indenture among Anheuser-Busch InBev Worldwide Inc., Anheuser-Busch InBev SA/NV, Anheuser-Busch Companies, LLC, Brandbrew SA, Cobrew NV/SA and The Bank of New York Mellon Trust Company, N.A., as trustee.

4.3	—	Officer’s Certificate in respect of Exhibit 4.2 above.

5.1	—	Opinion of Sullivan & Cromwell LLP, New York, New York, United States of America.

5.2	—	Opinion of Linklaters LLP, Brussels, Belgium, with respect to Anheuser-Busch InBev SA/NV.

5.3	—	Opinion of Linklaters LLP, Brussels, Belgium, with respect to Cobrew NV/SA.

5.4	—	Opinion of Linklaters LLP, Luxembourg, Luxembourg.

8.1	—	Opinion of Sullivan & Cromwell LLP, U.S. counsel for the Registrant, as to certain matters of U.S. taxation.

8.2	—	Opinion of Linklaters LLP, Luxembourg counsel to the Registrant, as to certain matters of Luxembourg taxation (included in Exhibit 5.3 above).

12.1	—	Calculation of Ratio of Earnings to Fixed Charges (incorporated by reference to Exhibit 7.1 to Form 20-F filed by Anheuser-Busch InBev SA/NV on April 13, 2011).

23.1	—	Consent of PricewaterhouseCoopers—Bedrijfsrevisoren BCVBA (incorporated by reference to Exhibit 15.1 to Form 20-F filed by Anheuser-Busch InBev SA/NV on April 13, 2011).

23.2	—	Consent of KPMG—Bedrijfsrevisoren / Réviseurs d’Entreprises (incorporated by reference to Exhibit 15.2 to Form 20-F filed by Anheuser-Busch InBev SA/NV on April 13, 2011).

23.3	—	Consent of PricewaterhouseCoopers LLP (incorporated by reference to Exhibit 15.3 to Form 20-F filed by Anheuser-Busch InBev SA/NV on April 13, 2011).

23.4	—	Consent of Sullivan & Cromwell LLP (included in Exhibit 5.1 above).

23.5	—	Consent of Sullivan & Cromwell LLP (included in Exhibit 8.1 above).

23.6	—	Consent of Linklaters LLP, Brussels, Belgium (included in Exhibit 5.2 above).

23.7	—	Consent of Linklaters LLP, Brussels, Belgium (included in Exhibit 5.3 above).

23.8	—	Consent of Linklaters LLP, Luxembourg, Luxembourg (included in Exhibit 5.4 above).

24.1	—	Powers of Attorney of certain Directors and Officers of Anheuser-Busch InBev Worldwide Inc.*

24.2	—	Powers of Attorney of certain Directors and Officers of Anheuser-Busch InBev SA/NV.*

24.3	—	Powers of Attorney of certain Directors and Officers of BrandBrew S.A.

24.4	—	Powers of Attorney of certain Directors and Officers of Cobrew NV/SA.*

Number		Description

24.5	—	Powers of Attorney of certain Directors and Officers of Anheuser-Busch Companies, LLC.

24.6	—	Powers of Attorney of Joao Guerra, Principal Financial Officer of Anheuser-Busch InBev Worldwide Inc. and Anheuser-Busch Companies, LLC.

24.7	—	Powers of Attorney of Authorized Representative in the U.S.*

25.1	—	Statement of Eligibility of Trustee on Form T-1 with respect to Exhibit 4.1 above.*

* Previously filed.